UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):         March 30, 2011

AVANTAIR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762
(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(727) 539-0071

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 30, 2011, Avantair, Inc. (the “Company”) approved amendments to the Company’s  Code of Conduct and Professional Ethics (the “Code of Conduct”), which applies to all directors and employees of the Company.    The Code of Conduct was amended to, among other things, clarify the parties to whom media inquiries should be made, as well as to reference the creation of a separate confidentiality agreement, which also applies to all directors and employees of the Company.  The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05.  The amended Code of Conduct has been posted in the Investor Relations section of the Company’s website at www.avantair.com.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)     EXHIBITS.

14.1    Amended Avantair Code of Conduct and Professional Ethics with an effective date of March 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: April 5, 2011	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer (Authorized Officer and Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Exhibit
14.1	Amended Avantair Code of Conduct and Professional Ethics with an effective date of March 30, 2011.